Exhibit 99.1
SDC International, Inc.
Manufacturing, Trade and Finance for Emerging Global Markets

FOR IMMEDIATE RELEASE

Information contact:   	SDC International, Inc.
                        Ronald A. Adams, Chairman
                        Telephone   561-882-9300
                        Facsimile   561-882-9310
                        EMail   SDC@USA.NET
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               SDC INT'L COMPLETES ACQUISITION OF TATRA,

              THE LEADING CZECH REPUBLIC TRUCK MANUFACTURER

     SDC's Strategic Partner, Terex Corporation, To Own 41% of Tatra

PALM BEACH, Fla., December 28, 2001 -- SDC International (SDC) (OTC Bulletin Board: SDCN) today announced that it has completed and closed its acquisition of the Czech Republic's specialty-truck manufacturing company, Tatra, a.s., an internationally recognized manufacturer of on/off road heavy duty vehicles for commercial and military applications. Total consideration for the acquisition is US$32 million. Tatra, based in the town of Koprivnice, Czech Republic, reported approximately US$150 million in revenues and produced an after-tax profit of approximately US$4 million in calendar year 2000. It is expected that Tatra's EBITDA for 2001 will be about US$13 million. SDC, which acquired 91.61% of Tatra from the Czech government, retains a controlling majority of 51% and has agreed to sell the remaining 40.61% of the outstanding Tatra shares to Terex Corporation (NYSE:TEX), a strategic shareholder of SDC. The remaining
shares of Tatra, approximating 8%, are publicly-held.   Terex is,
also, assisting in the financing of SDC's acquisition and the establishment of working capital credit facilities for Tatra.

Ronald Adams, Chairman and CEO of SDC, stated, "The acquisition of Tatra by SDC is the result of a six month plan taking four years but which, in the end, became a tremendous win for SDC and Tatra. Consistent with our corporate commitment to acquire well-established Central and East European industrial manufacturers with substantial revenues, Tatra is a first benchmark for our Company. Having a company such a Terex come in as our strategic shareholder really proves the validity of our long term battle to acquire Tatra. I believe it validates SDC's strategy to develop and expand good companies which were under the yolk of Communism in Central and Eastern Europe for more than 45 years."

SDC and Tatra plan to utilize Terex's extensive global network for Tatra's distribution. Terex has a worldwide network of dealers in over 1000 locations in more than 60 countries. SDC and Tatra also expect to introduce Terex products in countries where Tatra has been a prevalent supplier, such as Russia, India, and China. Fil Filipov, Terex Executive Vice President of Restructuring Investments and Strategic Mergers and Acquisitions, commented, "Tatra will provide Terex with a vast distribution network for Terex products. Terex gives Tatra the opportunity to produce substantial volumes of components for Terex at attractive prices and quality."

The Czech Cabinet approved the sale of Tatra to SDC in November 2001. A Tatra shareholders' meeting is set to elect the new Supervisory Board and Board of Directors. SDC Board Chairman Ronald Adams will become the Chairman of the Supervisory Board of Tatra, which is the


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representative body of Tatra shareholders.  SDC President Mike Srkal will become Chairman of the Board of Directors of Tatra, which oversees the day-to-day management and operations of Tatra. SDC's President, Mike Srkal, states, "Tatra has an outstanding brand name but has been capital constrained for many years. We now have the opportunity to develop a global franchise. On our view, the investment by Terex in addition to its existing strategic relationship with SDC is an absolute endorsement of our goal to further develop and expand the market opportunities for Tatra. Tatra and Terex share a common heritage of quality and productivity combined with, most important of all, a long-term commitment to customers. The combination of SDC and Terex creates a solid platform for global growth of Tatra by strengthening its management expertise, enhancing its sales and marketing initiatives and providing it with access to additional financial resources. We also expect that by partnering with Terex, Tatra we will be able to leverage potential synergies in distribution, material procurement, manufacturing, and product marketing."

From his offices at Tatra's 600 acre manufacturing and testing facility in Koprivnice, Tatra Chief Financial Officer Jan Ludva said "SDC's commitment to Tatra demonstrates its confidence in our outstanding capabilities of manufacturing and marketing high quality on/off road heavy duty vehicles. In addition, the completion of this acquisition provides Tatra with the resources to improve its technology, expand manufacturing, enhance its new-product development efforts, and further penetrate new markets."

SDC brings to Tatra the leadership of internationally-known SDC shareholders, directors, advisors and management including Hank Kiefer, former general manager of Kenworth/Peterbilt trucks, Ronald Harbour, president of Detroit-based Harbour Associates, Dennis Pawley, former executive vice president of DaimlerChrysler, and General Alexander Haig, Jr., the former United States Secretary of State and NATO Supreme Allied Commander. General Haig, a shareholder of SDC and who becomes a member of the Board of Directors of SDC upon the closing of the acquisition, says " I am anxious to help SDC and Tatra develop this manufacturing concern into a world class supplier of vehicles and equipment to many commercial and military customers worldwide. The management team of SDC has done a very remarkable job of winning the competition and finalizing the purchase of a globally significant manufacturer having tremendous growth capabilities."

About Terex Corporation

Terex Corporation is a diversified global manufacturer based in Westport, Connecticut, with 2000 revenues in excess of $2 billion. Terex is involved in a broad range of construction, infrastructure, recycling and mining-related capital equipment under the brand names of Terex, Unit Rig, Payhauler, O&K, Fermec, Benford, Powerscreen, Finlay, B.L. Pegson, Simplicity, Cedarapids, Grayhound, Jaques, Canica-Jaques, Lorain, PPM, P&H, Franna, Marklift, Koehring, Bendini, RO, Telelect, Square Shooter, American, Italmacchine, Peiner, Comedil, Matbro, Amida, Bartell, Coleman, Muller and Morrison. More information on Terex can be found at www.terex.com.
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About SDC International

SDC International is a publicly-traded U.S.-based company focused on acquiring well-established industrial manufacturers with substantial revenues within Central and Eastern Europe. Visit the SDC website at www.sdcn.com or the Tatra, a.s. website at www.tatra.cz.
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Contact:  SDC International, Philip Huber, SDC Vice President, at
(212) 370-0950  or email at phuber@sdcinternational.com.
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Certain information in this announcement includes forward-looking statements regarding future events or the future performance of SDC International that involve certain contingencies and uncertainties. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual events or performance to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond SDC's control, include, among others: the effects of changes in laws and regulations; the effect of interest rates, government spending and general economic conditions on construction, mining and other activities in which SDC's products are sold; the national and international political climate;


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and other factors, risks and uncertainties set forth in more detail in
SDC's filings with the U.S. Securities and Exchange Commission. Actual events or performance may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors.


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